SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 6, 2002 (February 20, 2002)

Date of Report (Date of earliest event reported)

ARGONAUT TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31019	94-3216714

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Chess Drive
Foster City, California 94404
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 655-4200

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 20, 2002, Argonaut Technologies, Inc. (the “Company”) completed its acquisition of Jones Chromatography Limited, a company organized under the laws of England and Wales (“JCL”), and its wholly owned subsidiaries International Sorbent Technology Limited and Jones Chromatography Incorporated (together with JCL, the “Jones Group”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated February 11, 2002, among the Company and the stockholders of JCL.

     In the transaction, the stockholders of JCL exchanged all of their respective shares of JCL stock for (i) cash in an aggregate amount of £3,825,000, (ii) 572,152 shares of unregistered Company Common Stock, and (iii) loan notes in the aggregate principal amount of £7,650,000. The loan notes, which are redeemable for cash over the two-year period following the closing date, are guaranteed by Barclays Bank PLC. In addition, certain employees of Jones Group that remain as employees after the transaction will receive stock options to purchase an aggregate 349,800 shares of the Company's Common Stock.

     All shares of Company Common Stock issued to JCL stockholders in the transaction were issued in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). As a result, all such shares of Company Common Stock are subject to restrictions on transfer under the applicable provisions of the Securities Act. Under the terms of the Registration Rights Agreement dated February 20, 2002, the Company has granted the JCL stockholders certain rights to register under the Securities Act the shares of Company Common Stock received in the transaction.

     Under the terms of the Purchase Agreement, loan notes in the aggregate principal amount of £2,550,000 will be held in escrow until the second anniversary of the closing date, and may be used to satisfy certain indemnification obligations of the principal JCL stockholders.

     The summary of the provisions of the transaction set forth above is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1, the Registration Rights Agreement attached hereto as Exhibit 4.1 and the Loan Note Instrument attached hereto as Exhibit 4.2.

     Immediately prior to the acquisition of Jones Group by Argonaut, the shareholders of JCL effected a series of transactions whereby JCL acquired all of the shares in the capital of IST and JCI which were not previously held by JCL. As of December 31, 2001, the latest fiscal year-end for which financial statements are required, the three companies were not under common control and accordingly, the required financial statements are not presented on a combined basis.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following financial statements and exhibits are filed as part of this Report, where indicated.

     (a)  Financial Statements of Business Acquired.

(i)	Audited financial statements of Jones Chromatography Limited:
     Profit and loss account, statement of total recognised gains and losses, and cash flow statement for the year ended
     December 31, 2001;
     Balance sheet as of December 31, 2001;
Notes to financial statements.

(ii)	Audited financial statements of International Sorbent Technology Limited:
     Profit and loss account, statement of total recognised gains and losses, and cash flow statement for the year ended
     December 31, 2001;
     Balance sheet as of December 31, 2001;
Notes to financial statements.

(iii)	Audited financial statements of Jones Chromatography U.S.A., Inc.:
     Balance sheet as of October 31, 2001;
     Statement of operations and change in retained earnings and statement of cash flow for the year ended October 31, 2001;
Notes to financial statements.

     (b)  Pro Forma Financial Information.

(i)	Unaudited pro forma condensed combined financial information of Argonaut Technologies, Inc.:
     Unaudited pro forma condensed combined balance sheet as of December 31, 2001;
     Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001;
Notes to pro forma condensed combined financial information

     (c)  Exhibits.

2.1	Agreement for the sale and purchase of the entire issued share capital of Jones Chromatography Limited, dated February 11, 2002, by and among Argonaut Technologies, Inc. and the former Jones Group shareholders.

4.1	Registration Rights Agreement dated February 20, 2002, by and among Argonaut Technologies, Inc. and the former Jones Group shareholders.

4.2	£7,650,000 Loan Note Instrument Creating Principal Amount Guaranteed Loan Notes 2004 guaranteed by Barclays Bank PLC dated February 20, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2002	ARGONAUT TECHNOLOGIES, INC. /s/ Lissa A. Goldenstein Lissa A. Goldenstein President and Chief Executive Officer

AUDITED FINANCIAL STATEMENTS OF JONES CHROMATOGRAPHY LIMITED

REPORT OF INDEPENDENT AUDITORS
to the Board of Directors of Jones Chromatography Limited

     We have audited the accompanying balance sheet of Jones Chromatography Limited at 31 December 2001 and the related profit and loss account and statement of total recognised gains and losses and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jones Chromatography Limited at 31 December 2001 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom.

/s/ ERNST & YOUNG LLP

Bristol, England
April 26, 2002

Jones Chromatography Limited

PROFIT AND LOSS ACCOUNT
for the year ended 31 December 2001

	Notes	2001 £

TURNOVER	2	5,314,011
Cost of sales		3,338,386

GROSS PROFIT		1,975,625
Distribution costs		(744,685)
Administrative expenses		(755,075)

OPERATING PROFIT	3	475,865
Profit on disposal of tangible fixed assets		905
Income from investments		3,261
Interest payable and similar charges	6	(53,802)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		426,229
Tax on profit on ordinary activities	7	(124,000)

RETAINED PROFIT FOR THE FINANCIAL YEAR	20	302,229

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
for the year ended 31 December 2001

2001
£

Profit for the financial year	302,229

Total recognised gains and losses relating to the year	302,229

Prior year adjustment (see note 15)	(37,155)

Total recognised gains and losses since last annual report	265,074

     See Notes to Financial Statements.

Jones Chromatography Limited

BALANCE SHEET
as at 31 December 2001

	2001	2001
	Notes	£

FIXED ASSETS
Tangible fixed assets	8	860,456
Investments	9	77,053

		937,509

CURRENT ASSETS
Stocks	10	1,035,637
Debtors	11	1,031,432
Cash at bank and in hand	12	186,668

		2,253,737
CREDITORS: amounts falling due within one year	13	1,254,690

NET CURRENT ASSETS		999,047

TOTAL ASSETS LESS CURRENT LIABILITIES		1,936,556
CREDITORS: amounts falling due after more than one year	14	123,802
PROVISIONS FOR LIABILITIES AND CHARGES	17	42,155
ACCRUALS AND DEFERRED INCOME	18	37,500

		1,733,099

CAPITAL AND RESERVES
Called up share capital	19	112,500
Share premium account	20	12,500
Revaluation reserve	20	324,704
Profit and loss account	20	1,283,395

EQUITY SHAREHOLDERS’ FUNDS		1,733,099

     See Notes to Financial Statements.

Jones Chromatography Limited

CASH FLOW STATEMENTS
as at 31 December 2001

			2001
	Notes		£

NET CASH INFLOW FROM OPERATING ACTIVITIES	3	(b)	711,235

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received			3,261
Interest paid			(46,072)
Interest element of hire purchase repayments			(7,730)

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE			(50,541)

TAXATION
U.K. corporation tax paid			(51,306)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets			(18,228)
Receipts from sale of tangible fixed assets			905
Payments to acquire investments			(15,000)

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT			(32,323)

EQUITY DIVIDENDS PAID			(3,209)

NET CASH INFLOW BEFORE FINANCING			573,856
FINANCING
Repayment of capital element of hire purchase contracts			(99,577)
Net movement in long term loans			(25,021)

NET OUTFLOW FROM FINANCING			(124,598)

INCREASE IN CASH	12		449,258

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
Increase in cash			449,258
Repayments of capital element of hire purchase contracts			99,577
Net movement in loans			25,021

Change in net debt resulting from cash flows			573,856
New hire purchase contracts			(88,713)

MOVEMENT IN NET DEBT			485,143
NET DEBT AT 1 JANUARY	12		(516,327)

NET DEBT AT 31 DECEMBER	12		(31,184)

     See Notes to Financial Statements.

Jones Chromatography Limited

Notes to Financial Statements for the Year Ended December 31, 2001

1. ACCOUNTING POLICIES

Accounting convention

     The financial statements are prepared under the historical cost convention modified to include the revaluation of freehold land and buildings and accounting standards applicable in the United Kingdom.

Tangible assets

     The cost of tangible assets is their purchase cost, together with any incidental expenses of acquisition.

Depreciation

     Depreciation is calculated so as to write off the cost or valuation of tangible fixed assets, less their estimated residual values, on a straight-line basis over the expected useful economic lives of the assets concerned. The annual rates used for this purpose are:

Freehold land and buildings	2% on cost
Motor vehicles	20%-25% on cost
Fixtures and fittings	15% on reducing balance
Property improvements	20% on cost
Freehold property	2% on cost

     An amount equal to the excess of the accrual depreciation charge on revalued assets over the notional historical cost depreciation charge on those assets is transferred annually from the revaluation reserve to the profit and loss reserve.

     The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Investments

     Investments held as fixed assets are stated at cost less provision for permanent diminution in value.

Dividend income

     Dividends are credited to the profit and loss account in the period they fall due.

Government grants

     Government grants in respect of capital expenditure are credited to the profit and loss account over the estimated useful life of the relevant fixed assets. The grants shown in the balance sheet represent the total grants receivable to date less the amount so far credited to the profit and loss account.

Stocks

     Stocks are stated at the lower of cost and net realisable value. Net realisable value is based on estimated selling price less further costs to completion and disposal.

Leasing and hire purchase commitments

     Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their estimated useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease.

     Rentals payable under operating leases are charged in the profit and loss account on a straight-line basis over the lease term.

Foreign currencies

     Assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction.

     All foreign exchange differences are taken to the profit and loss account as incurred.

Deferred taxation

     Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or right to pay less or to receive more, tax, with the following exceptions:

•	Provision is made for tax on gains arising from the revaluation (and similar fair value adjustments) of fixed assets, or gains on disposal of fixed assets that have been rolled over into replacement assets, only to the extent that, at the balance sheet date, there is a binding agreement to dispose of the assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold.

•	Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

     Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Pensions

     The company operates a defined contribution pension scheme which is independent of the company’s finances. Contributions are charged against profits in the period they are made.

2. TURNOVER

     Turnover, which is stated net of value added tax and trade discounts, represents the invoiced value of goods and services supplied and is wholly attributable to the one principal activity of the company.

     An analysis of turnover by geographical market is as follows:

2001
£

United Kingdom and Ireland	3,665,762
North America	883,641
Europe	564,444
Rest of the World	200,164

5,314,011

3. OPERATING PROFIT

     (a)  Operating profit is stated after charging/(crediting):

2001
£

Depreciation of owned fixed assets	75,081
Depreciation of fixed assets held under hire purchase contracts	25,099
Auditors’ remuneration	11,500
Profit on foreign exchange	(4,828)
Government grants released	(12,500)

     (b)  Reconciliation of operating profit to net cash outflow from operating activities

2001
£

Operating profit	475,865
Depreciation of tangible fixed assets	100,180
Government grants released	(12,500)
Decrease in debtors	94,536
Increase in creditors	137,054
Increase in stocks	(83,900)

Net cash inflow from operating activities	711,235

4. DIRECTORS’ EMOLUMENTS

2001
£

Emoluments	152,117

Company contributions paid to money purchase pension scheme	14,158

No

Members of money purchase pension scheme	2

5. STAFF COSTS

2001
£

Wages and salaries	891,798
Social security costs	90,657
Other pension costs	20,785

1,003,240

5. STAFF COSTS (continued)

     The average monthly number of persons employed by the company during the year was as follows:

2001
No

Production and distribution	14
Administration	44

58

6. INTEREST PAYABLE AND SIMILAR CHARGES

2001
£

Bank loans and overdraft	30,045
Finance charges payable under hire purchase contracts	7,730
Other interest	16,027

53,802

7. TAX ON PROFIT ON ORDINARY ACTIVITIES

2001
£

UK corporation tax	119,000
Deferred taxation (note 17)	5,000

124,000

8. TANGIBLE FIXED ASSETS

	Freehold land	Fixtures and	Motor
	and buildings	fittings	vehicles	Total
	£	£	£	£

Cost or valuation:
At 1 January 2001	550,000	612,451	284,115	1,446,566
Additions	—	44,805	62,136	106,941
Disposals	—	—	(52,190)	(52,190)
Assets written down	—	(8,445)	—	(8,445)
Transfers from stock	—	17,734	—	17,734

At 31 December 2001	550,000	666,545	294,061	1,510,606

Depreciation:
At 1 January 2001	22,000	420,205	168,400	610,605
Provided during the year	10,798	40,851	48,531	100,180
Disposals	—	—	(52,190)	(52,190)
Assets written down	—	(8,445)	—	(8,445)

At 31 December 2001	32,798	452,611	164,741	650,150

Net book value:
At 31 December 2001	517,202	213,934	129,320	860,456

At 1 January 2001	528,000	192,246	115,715	835,961

8. TANGIBLE FIXED ASSETS (continued)

     The net book value of motor vehicles and furniture and fittings includes amounts of £67,316 and £79,777 respectively in respect of assets held under hire purchase contracts.

     The depreciation charge for the year for motor vehicles and furniture and fittings held under finance leases and hire purchase contracts was £10,577 and £14,522 respectively.

     Freehold land and buildings were revalued on an open market basis in accordance with the Appraisal and Valuation Manual of the Royal Institution of Chartered Surveyors on 4 February 1999 by Debenham Thorpe, Chartered Surveyors. This valuation has been incorporated in these financial statements. The directors have elected to retain the freehold land and buildings at their historic valuation under the transitional rules of Financial Reporting Standard No. 15 and not adopt a policy of periodic revaluations going forward.

     On the historical cost basis, these freehold land and buildings would have been included as follows:

£

Cost:
At 1 January 2001	288,345

At 31 December 2001	288,345

Cumulative depreciation based on cost:
At 1 January 2001	50,487

At 31 December 2001	56,148

9. INVESTMENTS

2001
£

Cost:
At 1 January 2001	62,053

At 31 December 2001	77,053

	Associated	Other
	undertakings	investments	Total
	£	£	£

Cost:
At 1 January 2001	24,449	37,604	62,053
Additions	—	15,000	15,000

At 31 December 2001	24,449	52,604	77,053

9. INVESTMENTS (continued)

     Details of the investments which are all unlisted, are as follows:

		Country of
Name of undertaking	Holding	incorporation	Proportion held	Nature of business

Jones Chromatography USA Inc	Ordinary US$1	USA	45.88%	Chemical equipment distributor

International Sorbent Technology Ltd	Ordinary £1	United Kingdom	38.32%	Chemical equipment manufacture

Kinesis Limited	Ordinary £1	United Kingdom	20%	Pharmaceutical supplies

     During the year the company reached an agreement with the shareholders of Innovatech Limited whereby Jones Chromatography Limited agreed to acquire a total of 250 ordinary shares of £1 each, representing a 20% shareholding, in Innovatech Limited for a total consideration of £25,000.

     The shares are being allotted to Jones Chromatography Limited at 25 shares per month over a ten month period and payment is made on each allotment. Jones Chromatography Limited does not hold legal title to the shares until they are allotted and accordingly the financial statements for the year ended 31 December 2001 reflect only the allotments due and made to date.

     The aggregate amount of capital and reserves as disclosed in the unaudited financial statements of Jones Chromatography USA Inc. as at 31 December 2001, (being the most recent year end), were £327,243. The company generated a profit of £63,659 for the year then ended.

     The aggregate amount of capital and reserves as disclosed in the audited financial statements of International Sorbent Technology Limited as at 31 December 2001 were £1,340,363. The company generated a profit after taxation of £460,947 for the year then ended.

     The aggregate amount of capital and reserves as disclosed in the unaudited financial statements of Kinesis Limited as at 31 December 2001 were £122,260. The company generated a profit before taxation of £24,971 for the period then ended.

10. STOCKS

2001
£

Finished goods and goods for resale	1,035,637

     There is no material difference between the replacement cost of stocks and their carrying value in the balance sheet.

11. DEBTORS

2001
£

Trade debtors	589,931
Amounts owed by undertakings in which the company has a participating interest	225,891
Amounted owed to other group undertakings	67,954
Other debtors	147,656

1,031,432

12. ANALYSIS OF CHANGES IN NET DEBT

	At 1			At 31
	January	Cash	Other	December
	2001	flow	changes	2001
	£	£	£	£

Cash at bank and in hand	86	186,582	—	186,668
Bank overdraft	(277,297)	262,676	—	(14,621)

	(277,211)	449,258	—	172,047
Loans due within one year
Loans due after one year	(159,097)	25,021	—	(134,076)
Finance leases and hire purchase contracts	(80,019)	99,577	(88,713)	(69,155)

	(516,327)	573,856	(88,713)	(31,184)

13. CREDITORS: amounts falling due within one year

2001
£

Current instalment due on loan (see note 15)	18,660
Overdraft	14,621
Obligations under finance leases and hire purchase contracts (see note 16)	60,769
Trade creditors	414,434
Amounts owed to undertakings in which the company has a participating interest	396,012
Corporation tax	119,000
Other taxation and social security costs	13,872
Other creditors	217,322

1,254,690

     The obligations under finance leases and hire purchase contracts are secured against the respective assets required. Details concerning the security over the loan are disclosed in note 15 to these financial statements.

14. CREDITORS: amounts falling due after more than one year

2001
£

Loan (see note 15)	115,416
Obligations under finance leases and hire purchase contracts (see note 16)	8,386

123,802

15. LOANS

2001
£

Not wholly repayable within five years:
Flexible business loan account	134,076
Less: included in creditors: amounts falling due within one year	18,660

115,416

Amounts repayable:
In one year or less	18,660
Between one and two years	18,660
Between two and five years	55,980
After five years	40,776

134,076

     The flexible business loan account bears interest at a rate of 2% over the base rate of Barclays Bank PLC and is repayable in full on 10 May 2012. There is no fixed rate of repayment and the company has access to funds totalling £435,000 under the facility. It is secured by a first legal charge dated 4 April 1986.

16. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

      Amounts due under finance leases and hire purchase contracts:

2001
£

Amounts payable:
In one year or less	62,749
Between one and two years	12,381

75,130
Less: finance charges allocated to future periods	(5,975)

69,155

Finance leases and hire purchase contracts are analysed as follows:
Current obligations (note 13)	60,769
Non-current obligations (note 14)	8,386

69,155

17. PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation has been fully provided in the financial statements as follows:

2001
£

Accelerated capital allowances	42,155

17. PROVISIONS FOR LIABILITIES AND CHARGES (continued)

The movements during the year were as follows:

£

At 1 January 2001 (as previously stated)	—
Prior year adjustment	37,155

At 1 January 2001 (as restated)	37,155
Charge for the year (note 7)	5,000

At 31 December 2001	42,155

     The directors have decided to comply early with the requirements of Financial Reporting Standard Number 19, “FRS 19” which requires deferred tax to be provided on the estimated tax consequences of transactions and events recognised in the financial statements of the current and previous period.

     There are no specific transitional arrangements under FRS 19 and therefore the directors have re-stated the financial statements for the prior year on the basis that FRS 19 has always been in force.

18. DEFERRED GOVERNMENT GRANTS

2001
£

At 1 January	50,000
Released during the year	(12,500)

At 31 December 2001	37,500

19. CALLED UP SHARE CAPITAL

	2001	2001
	No.	£

Authorised
Ordinary shares of £1 each	112,500	112,500

	2001	2001
	No.	£

Allotted, called up and fully paid
Ordinary shares of £1 each	112,500	112,500

20. RECONCILIATION OF SHAREHOLDERS’ FUNDS AND MOVEMENT ON RESERVES

			Profit
	Share	Share	and loss	Revaluation
	capital	premium	account	reserve	Total
	£	£	£	£	£

At 1 January 2001 as previously stated	112,500	12,500	1,002,718	340,307	1,468,025
Prior year adjustment	—	—	(26,689)	(10,466)	(37,155)

At 1 January 2001 as restated	112,500	12,500	976,029	329,841	1,430,870
Retained profit for the financial year	—	—	302,229	—	302,229
Transfer of revaluation element of depreciation charge	—	—	5,137	(5,137)	—

At 31 December 2001	112,500	12,500	1,283,395	324,704	1,733,099

     The prior year adjustments are £37,155 representing the effect of early adoption of FRS 19 as more fully considered in note 17 and £10,466 representing the revaluation element of the depreciation charge previously not reflected by way of a reserve transfer for the period since the last revaluation in 1999.

21. CONTINGENT LIABILITY

     The company is party to an unlimited cross guarantee arrangement dated 4 December 1992 with International Sorbent Technology Limited in respect of any liabilities due to Barclays Bank plc.

22. RELATED PARTY TRANSACTIONS

     During the year the company purchased goods from and sold goods to International Sorbent Technology Limited, a company in which Jones Chromatography Limited holds 38% of the issued share capital, for £773,889 and £132,366 respectively. £35,948 was due from and £388,294 due to International Sorbent Technology Limited at 31 December 2001.

     The company also made purchases and sales of goods to Jones Chromatography USA Inc., a company in which Jones Chromatography Limited holds 46% of the issued share capital, of £79,038 and £516,723 respectively during the year. £7,718 was due to and £189,943 was due from Jones Chromatography USA Inc., at 31 December 2001.

     Included within other debtors is an amount of £147,656 which is due from Jones Chromatography (SEA) Sdn Bhd, a company in which Jones Chromatography Limited holds 2.75% interest in the equity share capital.

     Included within other creditors are amounts of £113,913 due to W C Jones, a former shareholder and director of the company, and £48,027 which is due to W F Towill who is a related party under FRS 8 to R C Towill, a former shareholder and director of the company. These amounts are unsecured, interest free and have no fixed date of repayment.

23. COMPANIES ACT 1985

     These financial statements do not constitute “statutory accounts” within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 31 December 2001 will be delivered to the Registrar of Companies for England and Wales. The auditor’s report on these statutory accounts was unqualified and did not contain statements under section 237(2) and (3) of the Companies Act 1985.

AUDITED FINANCIAL STATEMENTS OF INTERNATIONAL SORBENT TECHNOLOGY LIMITED

REPORT OF INDEPENDENT AUDITORS
to the Board of Directors of International Sorbent Technology Limited

     We have audited the accompanying balance sheet of International Sorbent Technology Limited at 31 December 2001 and the related profit and loss account and statement of total recognised gains and losses and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Sorbent Technology Limited at 31 December 2001 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom.

/s/ ERNST & YOUNG LLP

Bristol, England
April 26, 2002

International Sorbent Technology Limited

PROFIT AND LOSS ACCOUNT
for the year ended 31 December 2001

		2001
	Notes	£

TURNOVER	2	3,277,467
Cost of sales		1,549,542

GROSS PROFIT		1,727,925
Distribution costs		(402,910)
Administrative expenses		(716,711)

OPERATING PROFIT	3	608,304
Bank interest receivable		2,004
Interest payable and similar charges	6	(25,872)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		584,436
Tax on profit on ordinary activities	7	(160,000)

RETAINED PROFIT FOR THE FINANCIAL YEAR	19	424,436

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
for the year ended 31 December 2001

2001
£

Profit for the financial year	424,436

Total recognised gains and losses relating to the year	424,436

Prior year adjustment (see note 16)	(70,154)

Total gains and losses recognised since last annual report	354,282

     See Notes to Financial Statements.

International Sorbent Technology Limited

BALANCE SHEET
as at 31 December 2001

	Notes	2001 £

FIXED ASSETS
Tangible fixed assets	8	795,844

CURRENT ASSETS
Stocks	9	474,005
Debtors	10	768,921
Cash at bank and in hand	11	72,241

		1,315,167
CREDITORS: amounts falling due within one year	12	555,422

NET CURRENT ASSETS		759,745

TOTAL ASSETS LESS CURRENT LIABILITIES		1,555,589
CREDITORS: amounts falling due after more than one year	13	109,151
PROVISIONS FOR LIABILITIES AND CHARGES	16	67,154
ACCRUALS AND DEFERRED INCOME	17	75,332

		1,303,952

CAPITAL AND RESERVES
Called up share capital	18	25,000
Share premium account	19	107,500
Profit and loss account	19	1,171,452

EQUITY SHAREHOLDERS’ FUNDS		1,303,952

     See Notes to Financial Statements.

International Sorbent Technology Limited

CASH FLOW STATEMENTS
as at 31 December 2001

			2001
	Notes		£

NET CASH INFLOW FROM OPERATING ACTIVITIES	3	(b)	489,971

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received			2,004
Interest paid			(23,414)
Interest element of hire purchase repayments			(2,458)

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE			(23,868)

TAXATION
U.K. corporation tax paid			(139,200)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets			(77,818)

EQUITY DIVIDENDS PAID			(90,000)

NET CASH INFLOW BEFORE FINANCING			159,085

FINANCING
Repayment of capital element of hire purchase contracts			(27,312)
Net movement on bank borrowings			(54,125)

NET OUTFLOW FROM FINANCING			(81,437)

INCREASE IN CASH	11		77,648

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
Increase in cash			77,648
Repayments of capital element of hire purchase contracts			27,312
Net movement in bank borrowings			54,125

MOVEMENT IN NET DEBT			159,085
NET DEBT AT 1 JANUARY	11		(247,972)

NET DEBT AT 31 DECEMBER	11		(88,887)

     See Notes to Financial Statements.

International Sorbent Technology Limited

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2001

1. ACCOUNTING POLICIES

Accounting convention

     The financial statements are prepared under the historical cost convention and accounting standards applicable in the United Kingdom.

Tangible assets

     The cost of tangible assets is their purchase cost, together with any incidental expenses of acquisition.

Depreciation

     Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values over the expected useful economic lives of the assets concerned. The annual rates used for this purpose are:

Freehold land and buildings	2% on cost
Motor vehicles	20%-25% on cost
Office furniture and fittings	15% on reducing balance

Government grants

     Government grants in respect of capital expenditure are credited to the profit and loss account over the estimated useful life of the relevant fixed assets. The grants shown in the balance sheet represent the total grants receivable to date less the amount so far credited to the profit and loss account.

Stocks

     Stocks are stated at the lower of cost and net realisable value. Net realisable value is based on estimated selling price less further costs to completion and disposal.

Leasing and hire purchase commitments

     Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their estimated useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease.

     Rentals payable under operating leases are charged in the profit and loss account on a straight-line basis over the lease term.

Foreign currencies

     Assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction.

     All foreign exchange differences are taken to the profit and loss account as incurred.

Deferred taxation

     Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or right to pay less or to receive more, tax, with the following exceptions:

•	Provision is made for tax on gains arising from the revaluation (and similar fair value adjustments) of fixed assets, or gains on disposal of fixed assets that have been rolled over into replacement assets, only to the extent that, at the balance sheet date, there is a binding agreement to dispose of the assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold.

•	Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted.

     Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Pensions

     The company operates a defined contribution pension scheme which is independent of the company’s finances. Contributions are charged against profits in the period they are made.

2. TURNOVER

     Turnover, which is stated net of value added tax and trade discounts, represents the invoiced value of goods and services supplied.

     Turnover is attributable to one continuing activity of the company and arose wholly in the United Kingdom.

3. OPERATING PROFIT

     (a)  Operating profit is stated after charging/(crediting):

2001
£

Depreciation of owned fixed assets	59,036
Depreciation of fixed assets held under hire purchase contracts	11,943
Auditors’ remuneration	11,500
Operating lease rentals — plant, machinery and vehicles	14,183
Operating lease rentals — land and buildings	3,072
Profit on foreign exchange	(3,335)
Government grants	(13,294)

     (b)  Reconciliation of operating profit to net cash inflow from operating activities

2001
£

Operating profit	608,304
Depreciation of tangible fixed assets	70,979
Increase in debtors	(93,045)
Increase in creditors	63,556
Increase in stocks	(146,529)
Government grants released	(13,294)

Net cash inflow from operating activities	489,971

4. DIRECTORS’ EMOLUMENTS

2001
£

Emoluments	108,489

Company contributions paid to money purchase pension scheme	15,000

No.

Members of money purchase pension scheme	1

5. STAFF COSTS

2001
£

Wages and salaries	810,090
Social security costs	69,220
Other pension costs	27,072

906,382

     The average monthly number of persons employed by the company during the year was as follows:

2001
No.

Production and distribution	47
Administration	19

66

6. INTEREST PAYABLE AND SIMILAR CHARGES

2001
£

Bank loans and overdraft	22,154
Finance charges payable under hire purchase contracts	2,458
Other interest	1,260

25,872

7. TAX ON PROFIT ON ORDINARY ACTIVITIES

2001
£

UK corporation tax	163,000
Deferred tax (note 16)	(3,000)

160,000

8. TANGIBLE FIXED ASSETS

	Freehold land	Fixtures and	Motor	Sub assembly
	and buildings	fittings	vehicles	assets	Total
	£	£	£	£	£

Cost:
At 1 January 2001	499,751	637,185	50,549	—	1,187,485
Additions	—	29,636	—	48,182	77,818

At 31 December 2001	499,751	666,821	50,549	48,182	1,265,303

Depreciation:
At 1 January 2001	35,798	344,766	17,916	—	398,480
Provided during the year	12,000	49,021	9,958	—	70,979

At 31 December 2001	47,798	393,787	27,874	—	469,459

Net book value:
At 31 December 2001	451,953	273,034	22,675	48,182	795,844

At 1 January 2001	463,953	292,419	32,633	—	789,005

     Sub assembly assets represent items of plant and equipment which are waiting assembly and are therefore not in use at the year end. No depreciation has been charged on these items in the current year — they will be depreciated over the expected useful lives when they are brought into use in 2002.

     The net book value of motor vehicles and furniture and fittings includes amounts of £20,489 and £28,247 respectively in respect of assets held under finance leases and hire purchase contracts.

     The depreciation charge for the year for motor vehicles and furniture and fittings held under finance leases and hire purchase contracts was £6,958 and £4,985 respectively.

9. STOCKS

2001
£

Finished goods and goods for resale	474,005

10. DEBTORS

2001
£

Trade debtors	183,819
Amounts due from related undertakings	551,528
VAT recoverable	33,574

768,921

11. ANALYSIS OF CHANGES IN NET DEBT

	At 1			At 31
	January	Cash	Other	December
	2001	flow	changes	2001
	£	£	£	£

Cash at bank and in hand	54	72,187	—	72,241
Bank overdraft	(5,461)	5,461	—	—

	(5,407)	77,648	—	72,241
Loans due within one year	(42,000)	—	—	(42,000)
Loans due after one year	(163,276)	54,125	—	(109,151)
Finance leases and hire purchase contracts	(37,289)	27,312	—	(9,977)

	(247,972)	159,085	—	(88,887)

12. CREDITORS: amounts falling due within one year

2001
£

Current instalment due on loan (see note 14)	42,000
Obligations under finance leases and hire purchase contracts (see note 15)	9,977

2001
£

Trade creditors	216,721
Amounts due to related undertakings	35,948
Corporation tax	163,000
Taxation and social security costs	31,298
Other creditors	17,967
Accruals and deferred income	38,511

555,422

     The obligations under finance leases and hire purchase contracts are secured against the respective assets acquired.

     Details concerning the security over the loan are disclosed in note 14 to these financial statements.

13. CREDITORS: amounts falling due after more than one year

2001
£

Loan (see note 14)	109,151

14. LOAN

2001
£

Not wholly repayable within five years:
£151,151 commercial mortgage facility	151,151
Less: included in creditors: amounts falling due within one year	(42,000)

109,151

The commercial mortgage facility is repayable as follows:
In one year or less	42,000
Between one and two years	42,000
Between two and five years	67,151

151,151

     The commercial mortgage facility accrues interest at a rate of 21/2% over the base rate of Barclays Bank PLC. The facility is due to mature on 24 March 2008 and is currently being repaid in equal monthly instalments of £3,500.

     The commercial mortgage facility is secured by a fixed and floating charge over the land at Duffryn Industrial Estate, Ystrad Mynach and also by Keyman Insurance policies in respect of R A Calverley and R C Towill, both former directors and former shareholders in the company.

15. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

Amounts due under finance leases and hire purchase contracts:

2001
£

Amounts payable:
In one year or less	10,893
Less: finance charges allocated to future periods	(916)

9,977

Finance leases and hire purchase contracts are analysed as follows:
Current obligations (note 12)	9,977
Non-current obligations	—

9,977

16. PROVISIONS FOR LIABILITIES AND CHARGES

Deferred taxation has been fully provided in the financial statements as follows:

2001
£

Accelerated capital allowances	67,154

     The movements during the year were as follows:

2001
£
At 1 January 2001 (as previously stated)
Prior year adjustment	70,154

At 1 January 2001 (as restated)	70,154
Credit for the year (note 7)	(3,000)

At 31 December 2001	67,154

     The directors have elected for early adoption of Financial Reporting Standard Number 19, “FRS 19” which requires deferred tax to be provided on the estimated tax consequences of transactions and events recognised in the financial statements of the current and previous period.

     There are no specific transitional arrangements under FRS 19 and therefore the directors have re-stated the financial statements for the prior year on the basis that FRS 19 has always been in force.

17. ACCRUALS AND DEFERRED INCOME

      Deferred Government Grants

2001
£

At 1 January 2001	88,626
Released during the year	(13,294)

At 31 December 2001	75,332

18. CALLED UP SHARE CAPITAL

	2001	2001
	No.	£

Authorised
Ordinary shares of £1 each	50,000	50,000

	2001	2001
	No.	£

Allotted, called up and fully paid
Ordinary shares of £1 each	25,000	25,000

19. RECONCILIATION OF SHAREHOLDERS’ FUNDS AND MOVEMENT ON RESERVES

			Profit
	Share	Share	and loss
	capital	premium	account	Total
	£	£	£	£

At 1 January 2001 — as previously stated	25,000	107,500	817,170	949,670
Prior year adjustment (note 16)	—	—	(70,154)	(70,154)

At 1 January 2001 — as restated	25,000	107,500	747,016	879,516
Retained profit for the financial year	—	—	424,436	424,436

At 31 December 2001	25,000	107,500	1,171,452	1,303,952

20. CONTINGENT LIABILITY

     The company is party to an unlimited cross guarantee dated 4 December 1992 with Jones Chromatography Limited in respect of any liabilities due to Barclays Bank PLC.

21. RELATED PARTY TRANSACTIONS

     During the year the company purchased goods from and sold goods to Jones Chromatography Limited for £132,366 and £773,889 respectively. £35,948 was due to and £388,294 was due from Jones Chromatography Limited at 31 December 2001. Jones Chromatography Limited held 38% of the issued share capital in the company throughout the year.

     The company also made sales of £824,685 to Jones Chromatography USA Inc. during the year. £163,234 was due from Jones Chromatography Inc at 31 December 2001. Jones Chromatography Limited held 46% of the issued share capital in this company throughout the year.

     The company also sold goods to Sorbent AB, Stopbio s.r.l. and Uniflex Limited for £218,038, £131,463 and £116,026 respectively. All three of these companies have minority shareholdings in the company. Amounts of £27,592, £30,523 and £6,611 were due from these companies at 31 December 2001.

     Also included in “other creditors” (note 12) is a loan from a former director, R A Calverley, for £10,000. This loan is unsecured, interest free and has no fixed date of repayment. It was repaid in full following the group re-structuring post year end.

22. COMPANIES ACT 1985

     These financial statements do not constitute “statutory accounts” within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 31 December 2001 will be delivered to the Registrar of Companies for England and Wales. The auditor’s report on these statutory accounts was unqualified and did not contain statements under section 237(2) and (3) of the Companies Act 1985.

AUDITED FINANCIAL STATEMENTS OF JONES CHROMATOGRAPHY U.S.A., INC.

Report of Independent Auditors

The Board of Directors and Stockholders
Jones Chromatography U.S.A., Inc.

We have audited the accompanying balance sheet of Jones Chromatography U.S.A., Inc. (the Company) as of October 31, 2001, and the related statements of operations and change in retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at October 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Palo Alto, California

March 29, 2002

Jones Chromatography U.S.A., Inc.

Balance Sheet

October 31, 2001

Assets

Current assets:

Cash	$42,613

Accounts receivable	441,915

Inventories	546,517

Total current assets	1,031,045

Property and equipment, net	15,502

Long-term deposit	4,000

$1,050,547

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable:

Related parties	$476,538

Other accounts payable	15,912

Accrued compensation	25,700

Income taxes payable	52,570

Other accrued liabilities	35,906

Total current liabilities	606,626

Commitments

Stockholders’ equity:

Common stock; no par value; 1,000,000 shares authorized; 40,000 shares issued and outstanding	43,594

Retained earnings	400,327

Total stockholders’ equity	443,921

$1,050,547

See accompanying notes.

Jones Chromatography U.S.A., Inc.

Statement of Operations and Change in Retained Earnings

Year ended October 31, 2001

Net sales:

Sales to third parties	$4,086,306

Sales to related party	110,607

Total net sales	4,196,913

Cost of sales:

Related parties	1,766,509

Other	836,224

Total cost of sales	2,602,733

Gross profit	1,594,180

Operating expenses:

Sales and marketing	787,400

General and administrative	556,572

Total operating expenses	1,343,972

Operating income	250,208

Interest income from related party	4,382

Interest expense	(11,371)

Income before income taxes	243,219

Income taxes	72,835

Net income	170,384

Retained earnings at the beginning of the year	229,943

Retained earnings at the end of the year	$400,327

See accompanying notes.

Jones Chromatography U.S.A., Inc.

Statement of Cash Flows

Year ended October 31, 2001

Operating activities

Net income	$170,384

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	9,512

Changes in operating assets and liabilities:

Accounts receivables	80,682

Inventories	15,404

Prepaid expenses and other current assets	7,241

Accounts payable	(175,658)

Accrued compensation	(15,480)

Income taxes payable	49,740

Other accrued liabilities	32,749

Net cash provided by operating activities	174,574

Investing activities

Purchase of property and equipment	(16,247)

Net cash used in investing activities	(16,247)

Financing activities

Principal payments of obligations under capital lease	(12,837)

Principal payments of short-term lease	(41,466)

Principal payments of long-term payable to related parties	(163,587)

Net cash used in financing activities	(217,890)

Net decrease in cash and cash equivalents	(59,563)

Cash and cash equivalents at beginning of the year	102,176

Cash and cash equivalents at end of the year	$42,613

Supplemental disclosure of cash flow information

Interest paid	$11,371

Income taxes paid	$23,095

See accompanying notes.

Jones Chromatography U.S.A., Inc.

Notes to Financial Statements

Year ended October 31, 2001

1. Summary of Significant Accounting Policies

Nature of Operation

Jones Chromatography U.S.A., Inc. (the Company) was established and commenced operations on March 4, 1986 in the state of Colorado. The Company is the exclusive U.S. distributor of premium High Performance Liquid Chromatography (HPLC) and Flash Chromatography products from Jones Chromatography Limited (JCL), a UK company, ISOLUTE™ standard and 96-well Solid Phase Extraction (SPE) products from International Sorbent Technology (IST), a UK company, and other liquid and gas separation products. JCL owns 50% of the Company’s common stock. IST is a subsidiary of JCL. The Company currently buys its inventory mainly from JCL and IST. The Company also sells valves and supporting electronic control assemblies to JCL which are used in the construction of JCL’s product instrumentation.

On February 20, 2002, the Company was acquired by Argonaut Technologies, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation

The Company records foreign currency transactions at the exchange rate prevailing at the date of the transaction. Monetary assets and liabilities dominated in foreign currency are retranslated at exchange rates in effect at the balance sheet date. All translation differences arising from foreign currency transactions are recorded through profit and loss. Gains and losses realized from foreign currency transactions denominated in currencies other than the U.S. dollar were not material through October 31, 2001.

Inventories

Inventories are stated at the lower of cost (on a first-in, first-out cost method) or market value. Inventory consists of finished goods purchased from JCL and IST.

Shipping and Handling Costs

All shipping and handling costs are recorded in cost of sales.

Fair Value of Financial Instruments

Financial instruments, including cash, accounts receivable, long-term deposit, accounts payable, other accrued liabilities, and accrued compensation are carried at cost, which management believes approximates fair value given their short-term nature.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and accounts receivable. The Company maintains cash with major financial institutions. The Company performs both periodic evaluations of its investments and the relative credit standing of these financial institutions and limits the amount of credit exposure with any one institution. The Company sells its products primarily to customers located in the United States. The Company extends reasonably short collection terms but does not require collateral. The Company provides reserves for potential credit losses. The Company has not experienced significant losses to date. Concentration of credit risk, with respect to cash and accounts receivable exits to the extent of amounts presented in the financial statements.

Revenue Recognition

The Company has mainly derived its revenue from distributing IST and JCL products in the United States. The Company sells its products primarily through its direct sales force and indirectly through distributors.

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, collectibility is reasonably assured and fees are fixed and determinable, which generally occurs upon shipment to the customer.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets (generally three to five years).

Advertising Expenses

Advertising expenses are charged to the statement of operations as incurred. Advertising expenses for the year ended October 31, 2001 were $130,086.

Income Taxes

The Company uses the liability method for income taxes, whereby deferred income taxes are provided on items recognized for financial reporting purposes over different periods than for income tax purposes. Valuation allowances are provided when the expected realization of deferred tax assets does not meet a more-likely-than-not criteria.

Impairment of Long-Lived Assets

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” (SFAS 121), the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through October 31, 2001, there have been no such impairments.

Effect of New Accounting Standards

Accounting for Impairment or Disposal of Long-Lived Assets

In August 2001, Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144) that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. These new rules on asset impairment supersede FASB 121 and provide a single accounting model for long-lived assets to be disposed of. SFAS 144 removes goodwill from its scope, describes a profitability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of a long-lived asset are under consideration or a range is estimated for the amount of possible future cash flows, establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company will adopt SFAS 144 as of November 1, 2002, and does not except this pronouncement to materially impact the results of its operations, financial position, or cash flows.

2.     Property and Equipment

Property and equipment consisted of the following:

October 31,
2001

Computers and peripheral equipment	$48,736

Furniture and fixtures	39,944

Lab equipment	24,573

113,253

Less accumulated depreciation	(97,751)

Property and equipment, net	$15,502

3.     Commitments

In May 2001, the Company entered into a noncancelable operating lease for a 5,472 square foot facility in Lakewood, Colorado for the period from May 1, 1999 to April 30, 2003. In addition, the Company entered into a noncancelable operating lease for its warehouse, for the period from January 15, 2001 to January 30, 2005.

Future minimum lease payments under noncancelable operating leases are as follows:

Operating
Leases

Year ending October 31,

2002	$71,226

2003	37,026

2004	1,596

2005	399

Total	$110,247

Rent expenses for the year ended October 31, 2001 were $64,444.

4.     Related Parties Transactions

The balances with, purchases from, and sales to related parties were as follows:

October 31,
2001

Balances with related parties (included in accounts payable):

IST	$341,658

JCL	134,880

Total	$476,538

4.

Year ended
October 31,
2001

Purchases from related parties (included in cost of sales):

IST	$1,022,850

JCL	743,659

Total	$1,766,509

Sales to related party — JCL	$110,607

5.     Income Taxes

The Company did not record any deferred tax assets or liabilities in its financial statements as of October 31, 2001 as they have been immaterial to date.

Significant components of the provision for income taxes are as follows:

October 31,
2001

Current:

Federal	$61,170

State	11,665

Total provision for income taxes	$72,835

The Company recorded the tax provision based upon the estimated effective tax rate of 33% for the year ended October 31, 2001. The estimated annual effective tax rate takes into consideration projected income for each year and significant differences between income for financial reporting and income tax purposes.

The effective tax rate was not materially different from the applicable U.S. statutory federal income tax rate (34%).

6.     401(k) Plan

The Company maintains a savings and retirement plan under section 401(k) of the Internal Revenue Code. All employees are eligible to participate on the first day of the month following their hire date with the Company. Under the plan, employees may contribute up to 15% of their pretax salaries per year but not more than the statutory limits. The Company has not contributed to the Plan.

Item 7(b) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 20, 2002, Argonaut Technologies, Inc. (the “Company”) completed its acquisition of Jones Chromatography Limited, a company organized under the laws of England and Wales (“JCL”), and its wholly owned subsidiaries International Sorbent Technology Limited (“IST”) and Jones Chromatography U.S.A., Inc. (“JCI”) (together with JCL, the “Jones Group”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated February 11, 2002, among the Company and the stockholders of JCL.

In the transaction, the stockholders of JCL exchanged all of their respective shares of JCL stock for (i) cash in an aggregate amount of British pounds sterling 3,825,000 ($5,431,500), (ii) 572,152 shares of unregistered Company Common Stock, and (iii) notes payable in the aggregate principal amount of British pounds sterling 7,650,000 ($10,863,000). The aggregate purchase price was approximately $18.7 million. The notes payable, which are redeemable for cash over the two-year period following the closing date, are guaranteed by Barclays Bank PLC. In addition, certain employees of Jones Group that remain as employees after the transaction will receive stock options to purchase an aggregate 349,800 shares of the Company’s Common Stock.

Immediately prior to the acquisition of Jones Group by the Company, the shareholders of JCL effected a series of transactions whereby JCL acquired all of the shares in the capital of IST and JCI which were not previously held by JCL. As of the latest fiscal year-end for which financial statements are required, the three companies were not under common control and accordingly, the required financial statements were not audited or presented on a combined basis.

The following unaudited pro forma condensed combined financial data are based on the historical financial statements of Argonaut, JCL, IST and JCI after giving effect to the business combination as a purchase of the Jones Group by Argonaut using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The historical financial information presented for JCL and IST has been translated from amounts denominated in British pounds sterling to U.S. dollars, using an exchange rate of 1.4515, at December 31, 2001 and an average exchange rate for the year ended December 31, 2001 of 1.4413. In addition, certain reclassification adjustments have been made from the presentation in the audited financial statements to conform to Argonaut’s presentation under accounting standards generally accepted in the United States of America.

The unaudited pro forma condensed combined balance sheet as of December 31, 2001 is presented to give effect to the business combination as if it occurred on December 31, 2001 and, due to different fiscal periods, combines the historical balance sheet for Argonaut at December 31, 2001, the historical balance sheet of JCL at December 31, 2001, the historical balance sheet of IST at December 31, 2001, and the historical balance sheet of JCI at October 31, 2001.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 is presented as if the combination had taken place on January 1, 2001 and, due to different fiscal period ends, combines the historical results for Argonaut for the year ended December 31, 2001, the historical results of JCL for the year ended December 31, 2001, the historical results of IST for the year ended December 31, 2001, and the historical results of JCI for the year ended October 31, 2001.

All financial data used to develop the unaudited pro forma condensed combined financial information is unaudited. However, in the opinion of the Company’s management, the unaudited pro forma condensed combined balance sheet and statement of operations reflects all adjustments necessary for a fair presentation.

The unaudited pro forma condensed combined financial information are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position that would have been reported had the acquisition of the Jones Group occurred on the date indicated, nor does it represent a forecast of the consolidated financial position at any future date or for any future period.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of the Jones Group acquired in connection with the business combination, based on their fair values as of December 31, 2001. The preliminary purchase price allocation, reflected in these unaudited pro forma condensed combined financial statements, is based on the estimated fair values of the acquired net assets and a preliminary independent appraisal of intangible assets. A final determination of these fair values will include management’s consideration of the final valuation prepared by the independent valuation specialists.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Argonaut included in Argonaut’s Annual Report on Form 10-K for the period ended December 31, 2001 and with the historical financial statements and accompanying notes of JCL and IST for the period ended December 31, 2001 and of JCI for the period ended October 31, 2001, included in this document.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET OF ARGONAUT TECHNOLOGIES, INC. AND JONES GROUP
December 31, 2001
(In thousands)

	Historical
					Jones
		Jones	International	Jones	Group		Combined
		Chromatography	Sorbent	Chromatography	Eliminations		Jones	Pro Forma		Pro Forma
	Argonaut	Limited	Technology	U.S.A., Inc.	and Adjustments		Group	Adjustments		Combined

ASSETS

Current assets:

Cash and cash equivalents	$17,996	$271	$105	$43	$—		$419	$(5,432	)(a)	$12,983

Short-term investments	39,636	—	—	—	—		—	(10,863	)(b)	28,773

Accounts receivable, net	4,187	1,184	1,067	442	(1,140	)(1)	1,553	—		5,740

Inventories	4,096	1,504	688	546	—		2,738	623	(c)	7,457

Prepaid expenses and other current assets	784	312	49	—	—		361	—		1,145

Total current assets	66,699	3,271	1,909	1,031	(1,140)		5,071	(15,672)		56,098

Restricted cash	—	—	—	—	—		—	10,863	(b)	10,863

Property and equipment, net	3,233	1,250	1,155	16	(472	)(3)	1,949	1,221	(d)	6,403

Goodwill and other purchased intangible assets	2,213	—	—	—	—		—	12,179	(e)	14,392

Long term investments	—	112	—	—	(35	)(4)	77	—		77

Other assets	26	—	—	4	—		4	193	(f)	223

	$72,171	$4,633	$3,064	$1,051	$(1,647)		$7,101	$8,784		$88,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$1,681	$1,706	$732	$493	$(1,140	)(1)	$1,791	$—		$3,472

Accrued compensation	1,421	—	—	26	—		26	—		1,447

Other accrued liabilities	1,679	61	97	88	—		246	438	(f)	2,363

Deferred revenue	3,439	55	109	—	—		164	—		3,603

Current portion of long term obligations	187	115	75	—	—		190	—		377

Total current liabilities	8,407	1,937	1,013	607	(1,140)		2,417	438		11,262

Long term debt	—	180	158	—	—		338	10,863	(b)	11,201

Total stockholders’ equity	63,764	2,516	1,893	444	(507	)(5)	4,346	(2,517	)(g)	65,593

	$72,171	$4,633	$3,064	$1,051	$(1,647)		$7,101	$8,784		$88,056

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS OF ARGONAUT TECHNOLOGIES, INC. AND JONES GROUP
December 31, 2001
(In thousands, except per share amounts)

	Historical
					Jones
		Jones	International	Jones	Group		Combined			Pro
		Chromatography	Sorbent	Chromatography	Eliminations		Jones	Pro Forma		Forma
	Argonaut	Limited	Technology	U.S.A., Inc.	and Adjustments		Group	Adjustments		Combined

Net sales	$17,063	$7,659	$4,723	$4,197	$(3,353	)(2)	$13,226	$—		$30,289

Costs and expenses:

Costs of sales	9,431	4,812	2,234	2,603	(3,353	)(2)	6,296	678	(h)	16,405

Research and development	7,089	229	141	—	—		370	—		7,459

Selling, general and administrative	16,686	1,933	1,473	1,344	—		4,750	—		21,436

Amortization of goodwill and other purchased intangible assets	1,157	—	—	—	—		—	487	(e)	1,644

Acquired in-process research and development	270	—	—	—	—		—	—		270

Restructuring charges	384	—	—	—	—		—	—		384

Impairment charge	5,520	—	—	—	—		—	—		5,520

Total costs and expenses	40,537	6,974	3,848	3,947	(3,353)		11,416	1,165		53,118

Operating income/(loss)	(23,474)	685	875	250	—		1,810	(1,165)		(22,829)

Other income (expenses):

Interest and other income	2,914	6	3	4	—		13	(238	)(i)	2,689

Interest and other expense	(235)	(78)	(37)	(11)	—		(126)	(593	)(j)	(954)

Provision for income taxes	—	(179)	(231)	(73)	—		(483)	—		(483)

Net income (loss)	$(20,795)	$434	$610	$170	$—		$1,214	$(1,996)		$(21,577)

Net loss per common share, basic and diluted	$(1.09)									$(1.10)

Weighted-average number of shares used in computing net loss per common share, basic and diluted	19,048							572	(k)	19,620

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Pro Forma Presentation

On February 20, 2002, Argonaut Technologies, Inc. (the “Company”) completed its acquisition of Jones Chromatography Limited, a company organized under the laws of England and Wales (JCL), and its wholly owned subsidiaries International Sorbent Technology Limited (IST) and Jones Chromatography U.S.A., Inc. (JCI) (together with JCL, the Jones Group), pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated February 11, 2002, among Argonaut and the stockholders of JCL.

In the transaction, the stockholders of JCL exchanged all of their respective shares of JCL’s stock for cash in an aggregate amount of £3,825,000 ($5,431,500), 572,152 shares of unregistered Argonaut’s Common Stock, and notes payable in the aggregate principal amount of £7,650,000 ($10,863,000). The notes payable, which are redeemable for cash over a two-year period following the closing date, are guaranteed by Barclays Bank PLC. In addition, certain employees of Jones Group that remain as employees after the transaction will receive stock options to purchase an aggregate 349,800 shares of Argonaut’s Common Stock.

All shares of Argonaut’s Common Stock issued to JCL’s stockholders in the transaction were issued in reliance on exemptions from registration under the Securities Act of 1933, as amended (the Securities Act). As a result, all such shares of Argonaut’s Common Stock are subject to restrictions on transfer under the applicable provisions of the Securities Act. Under the terms of the Registration Rights Agreement dated February 20, 2002, Argonaut has granted the JCL’s stockholders certain rights to register under the Securities Act the shares of Argonaut’s Common Stock received in the transaction.

Immediately prior to the acquisition of Jones Group by the Company, the shareholders of JCL effected a series of transactions whereby JCL acquired all of the shares in the capital of IST and JCI which were not previously held by JCL. As of the latest fiscal year-end for which financial statements are presented, the three companies were not under common control and accordingly, the required financial statements were not audited or presented on a combined basis.

The acquisition will be accounted for under the purchase method of accounting. The 572,152 shares of common stock issued in the transaction were valued at $3.196 per common share based on the average closing price on two trading days prior and two trading days subsequent to the announcement date of the acquisition (February 11, 2001).

The estimated total purchase price of the Jones Group acquisition is as follows (in thousands):

Cash	$5,432

Fair value of securities issued	1,829

Notes payable	10,863

Total estimated transaction costs	584

$18,708

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of the Jones Group based on their estimated fair value as of December 31, 2001. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation, the preliminary estimated purchase price is allocated as follows (in thousands):

Net tangible assets	$6,529

Completed technology	4,130

Tradenames	250

Goodwill	7,799

Estimated total purchase price	$18,708

Completed technology, which comprises products that have reached technological feasibility, includes all existing instrument and consumables product lines of the Jones Group and is being amortized over 9 years.

Approximately $7.8 million of the total preliminary purchase price has been allocated to goodwill and intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present).

The Company adopted Statement 142 beginning in the first quarter of fiscal 2002. Application of the nonamortization provisions of Statement 142 will significantly reduce amortization expense, which was approximately $1,157,000 in fiscal 2001. The Company will reclassify identifiable intangible assets with indefinite lives, as defined by Statement 142, to goodwill at the date of adoption. No adjustment has been made to the historical financial information for Argonaut as of and for the year ending December 31, 2001 as a result of the adoption of Statement 142.

2. Jones Group Eliminations and Adjustments

The elimination and other adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

1)	Adjustment to eliminate intercompany accounts receivable and accounts payable.

2)	Adjustment to eliminate intercompany sales and cost of sales.

3)	Adjustment to eliminate revaluation of land and buildings recorded under UK generally accepted accounting principles (“GAAP”).

4)	Adjustment to eliminate intercompany investments.

5)	Adjustments to stockholders’ equity as follows (in thousands):

Adjustment to eliminate prior period revaluation of land and buildings recorded under UK GAAP(3)	$(472)

Adjustment to eliminate intercompany investments(4)	(35)

$(507)

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	Adjustment to record the cash portion of the purchase consideration.

(b)	Adjustment to reclassify restricted cash to secure the notes payable and to record the notes payable portion of the purchase consideration.

(c)	Adjustment to record the net increase in inventory based on the preliminary estimate of the fair value.

(d)	Adjustment to record the net increase in property and equipment based on the preliminary estimate of the fair value and the resulting adjustment to depreciation expense, as follows (in thousands):

		Preliminary		Useful
	Historical	Fair		Life
	Amount	Value	Increase	(Years)

Land	$207	$478	$271	Indefinite

Buildings	727	1,677	950	30

Machinery & equipment	1,015	1,015	—	4-10

Total property and equipment	$1,949	$3,170	$1,221

The increase in annual depreciation expense is $55,000 per year which includes the depreciation of the step-up in fair value of buildings of $32,000 and the impact of the change in the estimated useful life of buildings from 50 years to 30 years of $23,000.

(e)	Adjustments to reflect the preliminary estimate of the fair value of intangible assets and its related amortization expense as follows (in thousands):

	Preliminary		Useful
	Fair	Annual	Life
	Value	Amortization	(Years)

Completed technology	$4,130	$459	9

Tradenames	250	28	9

Goodwill	7,799	—	Indefinite

	$12,179	$487

(f)	Adjustments to record total estimated transaction costs as follows (in thousands):

		Prepaid
	Total	Transaction
	Estimated	Costs on		Amortization
	Transaction	Argonaut's		to Interest and
	Costs	Balance Sheet	Increase	Other Expense

Debt issuance costs (other assets)	$339	$146	$193	$170

Other	245	—	245	—

	$584	$146	$438	$170

The total increase of $438,000 is recorded as an addition to other accrued liabilities. The increase in Other transaction costs was considered as part of goodwill in (e) above.

(g)	Adjustment to stockholder’s equity as follows (in thousands):

Value of 572,152 shares of Argonaut's common stock issued at $3.196 per share	$1,829

Eliminate Jones Group’s historical stockholders’ equity	(4,346)

$(2,517)

(h)	Adjustment to costs of sales as follows (in thousands):

Adjustment to record the net increase in inventory based on the preliminary estimate of the fair value(c)	$623

Increase in annual depreciation of property and equipment(d)	55

$678

(i)	Adjustment to reflect a reduction of interest income earned as a result of the $5.4 million cash payment, assumed at an average interest rate of 4.4%.

(j)	Adjustment to interest expense as follows (in thousands):

Notes payable of $10.9 million at 3.9% per year	$423

Amortization of debt issuance costs of $339,000 over the life of the notes payable of two years(f)	170

$593

(k)	Adjustment to reflect the 572,152 shares of common stock, issued as part of the purchase consideration.

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Agreement for the sale and purchase of the entire issued share capital of Jones Chromatography Limited, dated February 11, 2002, by and among Argonaut Technologies, Inc. and the former Jones Group shareholders.

4.1*	Registration Rights Agreement dated February 20, 2002, by and among Argonaut Technologies, Inc. and the former Jones Group shareholders.

4.2*	£7,650,000 Loan Note Instrument Creating Principal Amount Guaranteed Loan Notes 2004 guaranteed by Barclays Bank PLC dated February 20, 2002.

*	Incorporated by reference from our current report on Form 8-K filed on March 6, 2002.